Exhibit 10.2

[DATE]

RESTRICTED STOCK UNIT
AWARD AGREEMENT


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             AWARDED TO                                    AWARD DATE
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              [NAME]                               [DATE OF ANNUAL MEETING]

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       NUMBER OF UNITS AWARDED                          VESTING SCHEDULE
                                                  Vesting Date Number of Units
             [# Shares]
                                                         6/27/2007 100%

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     CIRCUIT CITY STORES,  INC. (the "Company")  grants to you (the  "Director")
the number of restricted stock units ("Units"), as set forth above, pursuant to the terms set forth in this letter and the Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan, as amended (the "Plan"). Units that have not yet vested in accordance with the vesting Schedule, set forth above, or as otherwise specifically provided herein, are forfeitable and nontransferable. This award of Units is made pursuant to the Plan. The terms of the Plan are incorporated into this letter, and in the case of any conflict between the Plan and this letter, the terms of the Plan shall control. Capitalized terms not defined herein have the meanings provided in the Plan. The Company's Board of Directors (the "Board") will administer this Award Agreement, and any decision of the Board will be final and conclusive.

     The terms of your Award Agreement are:

     1. Vesting of Units. One-hundred percent (100%) of the Units shall become vested and nonforfeitable on the Vesting Date set forth above, provided the Director continues to serve the Company as a member of the Board on that date. If the Director ceases to be a Board member prior to the Vesting Date due to his or her death or Disability, the unvested Units will become one hundred percent (100%) vested and nonforfeitable on the date of the Director's death or Disability, as applicable. The Board shall determine whether the Director is Disabled for purposes of the Plan and this Award Agreement.

     2. Payment for Units.

             (a) As soon as practicable after the Units become vested, the Director shall become entitled to receive shares of Company Stock equal to the number of Units set forth above, subject to the restrictions set forth in Section 6 and the Director's deferral election, if any, pursuant to
     Section 2(b).

             (b) The Director may elect to defer all or a portion of the Units that the Director would otherwise be entitled to receive in shares of Company Stock on the Vesting Date (the "Deferred Units"). The Director's election to defer such Units must be made on such form and in accordance with any procedures, as established by the Board.

     3. Dividends. The Director shall be entitled to receive additional Units equal to (i) the number of unvested Units or Deferred Units, as the case may be, multiplied by the cash dividend and divided by the Fair Market Value of Company Stock on the date the Company pays dividends or (ii) the number of unvested Units or Deferred Units, as the case may be, multiplied by the number of shares of Company Stock payable as a dividend. Any additional Units shall be subject to the vesting, payment and deferral provisions of Sections 1 and 2 that are applicable to the Units or Deferred Units with respect to which they were paid.

     4. Change of Control. Upon a Change of Control, any unvested Units will become fully vested and nonforfeitable and will be paid to the Director within thirty (30) days of the effective date of the Change of Control.

     5. Forfeiture of Units. If the Director ceases to be a Director for any reason, other than death or Disability, before the Vesting Date, any unvested Units shall be forfeited as of the date the Director's membership on the Board terminates and any rights with respect to those unvested Units shall be null and void.

     6. Transfer Restrictions. The Director's rights to the Units and Deferred Units are not subject to sale, assignment, transfer, pledge, hypothecation or encumbrance, other than by will or by the laws of descent and distribution. These restrictions shall continue to apply to any shares received as payment for a Director's vested Units until the Director's membership on the Board terminates for any reason.

     7. Right as Shareholder. The Director shall have no voting or any other rights as a shareholder of the Company with respect to the Units or Deferred Units.

     8. Binding Effect. Subject to the limitations stated above, this Award Agreement shall be binding upon and inure to the benefit of the Director's legatees, distributees, and personal representatives and the successors of the Company.

     9. Change in Capital Structure. The Units and Deferred Units shall be adjusted as the Board determines is equitably required in the event of a dividend  in the  form  of  stock,  spin-off,  stock  split-up,  subdivision  or consolidation of shares of Company Stock or other similar changes in capitalization.

     10. Administration. This Award Agreement and the Director's rights hereunder is subject to the terms and conditions of the Plan, as well as to such rules and regulations as the Board may adopt for the administration of the Plan. It is expressly understood that the Board is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Director.

     11. Interpretation. This Award Agreement shall be construed under and be governed by the laws of the Commonwealth of Virginia. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed, as of the Award Date shown above.


                                      Sincerely,



                                      Philip J. Schoonover
                                      President and Chief Executive Officer


ACCEPTED:

By:
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Date:
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